                                                                    Exhibit 10.5


                          TRADENAME LICENSE AGREEMENT
                          ---------------------------


     This TRADENAME LICENSE AGREEMENT ("License") is made and entered into July 31.1994, by and among DRA, Inc., a company organized under the laws of the State of Delaware ("DRA"), DR International, Inc., a company organized under the laws of the State of Delaware ("DRI" and together with DRA, the "Licensee"), and General Motors Corporation, through its Delco Remy Division (together with any successor thereto, the "Delco Remy Division"), a corporation organized under the laws of the State of Delaware ("GM").


                                  WITNESSETH


     WHEREAS, GM, DRI and DRA have entered into the Asset Purchase Agreement, dated July 13, 1994 (the "Asset Purchase Agreement") under which DRA has acquired (The "Acquisition") certain assets and assumed certain liabilities of the Delco Remy Division.


     WHEREAS, DRI and DRA desire to acquire, and GM is willing to grant, a license to use certain tradenames of Delco Remy Division.


     NOW THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, for themselves and their successors and assigns, agree as follows:


1.   DEFINITIONS
     -----------

     The following terms have the meaning ascribed to them herein:

          Businesses. The term "Businesses" shall mean the production,
          ----------
          distribution, sale and servicing of heavy duty starter motors and generators ("Heavy Duty Starter Motors Business"), remanufactured heavy duty starter motors and generators ("HD Reman Business"), light duty starter motors ("Light Duty

Starter Motor Business"), remanufactured light duty starter motors ("LD Reman Business"), and powder metal forge ("PMF Business").


Closing. The term "Closing" has the meaning ascribed in the Asset Purchase
-------
Agreement.


Component Supply Agreements. The term "Component Supply Agreements" means the
---------------------------
Heavy Duty Component Supply Agreement, Light Duty Component Supply Agreement, Powder Metal Forge Component Supply Agreement, and Distribution and Supply Agreement between DRA and GM included among the Ancillary Agreements to the Asset Purchase Agreement.


Delco Remy Trademarks.  "Delco Remy Trademarks" means "DELCO REMY", "DELCO REMY
---------------------
AMERICA", "DELCOTRON" (with regard to heavy duty generators only), the "DELCO REMY AMERICA logo" as set forth in Exhibit A, and such other logo types containing "Delco Remy" as DRA or DRI may adopt (subject to GM's written consent not to be unreasonably delayed or withheld) and use during the term of this License as provided herein.


Delco Remy Tradenames. The term "Delco Remy Tradenames" shall mean "Delco Remy
---------------------
America" and/or "Delco Remy International".


Effective Date. The term "Effective Date" means the date of this Agreement.
--------------

Product Liability Insurance. The term "Product Liability Insurance" means
---------------------------
insurance maintained by Licensee in accordance with Paragraph 7 hereof.

     Products. The term "Products" means the products manufactured by the
     --------
     Businesses as of the date of the signing of this License and any replacements and extensions thereof.


     Remy Trademarks.   "Remy Trademarks" means "REMY", "REMY AMERICA", "REMY
     ---------------
     INTERNATIONAL", and such logotypes as Licensee may adopt containing "REMY", "REMY AMERICA", or "REMY INTERNATIONAL".


     Remy Tradenames. "Remy Tradenames" means "REMY AMERICA" and "REMY
     ---------------
     INTERNATIONAL."


     Territory. Licensee shall be entitled to use the Tradenames world-wide.
     ---------


     Trademarks. "Trademarks" means the "DELCO REMY Trademarks", the "Remy
     ----------
     Trademarks", and any other term that GM authorizes as provided herein or in the Trademark License Agreement for use as a trademark.


     Tradenames.  The term "Tradenames" shall mean the "Delco Remy Tradenames"
     ----------
     and the "Remy Tradenames."


     Trademark License Agreement. The term "Trademark License Agreement" shall
     ---------------------------
     mean the Trademark License Agreement between GM and DRA.


Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Asset Purchase Agreement.

2.   TRADENAME
     ---------


     (a)  Grant. GM specifically approves of and grants Licensee an exclusive,
          -----
          royalty free license to use the Tradenames in the Territory during the term of the License as defined in 3(c). Licensee may display the Tradename(s) in the logo type shown in Exhibit A and such other logo types containing "Delco Remy" or "Remy" as DRA may adopt (any such logotype being subject to GM's written consent not to be unreasonably delayed or withheld), but Licensee will not display the Tradename(s) in any other logo, without prior written approval of GM.

     (b)  Sole Use. Licensee agrees that its use of the Tradenames as its
          --------
          company name(s) and tradename(s) is with the permission of GM.


3.   SCOPE OF USE
     ------------


     (a)  Use. Subject to the terms and conditions of this License, Licensee may
          ---
          use the Tradename(s) in association with its business.

     (b) The grant shall include all typical uses such as letterhead, business cards, signage as well as the advertising, promotion, distribution, service and sale of its products in the Territory by or for Licensee except as provided herein, and shall include use as a corporate name as well as a tradename.

     (c)  Term. The term of the License with respect to the Delco Remy
          ----
          Tradenames hereby granted shall commence on the Effective Date, and, unless extended by mutual agreement, shall continue until the earlier to occur of (i) ten years after the Closing Date, (ii) any sale of all or substantially all of the assets of DRA to any party other than the Citicorp Venture Capital, Ltd., CIT Group/Business Credit, Inc., World Equity Partners, L.P., MascoTech, Harold K. Sperlich, Thomas J. Snyder and/or James R. Gerrity, or (iii) termination of this License as provided herein. The license of the Remy Tradenames hereby granted shall commence on the Effective Date, shall be perpetual, fully-paid, and royalty-free, and may be freely assigned, mortgaged, sublicensed or encumbered, subject, however, to the covenants in Paragraph 3(d) of this Agreement.

(d)  Limitations to Licensee's Rights. Licensee shall not use the Delco Remy
     --------------------------------
     Tradename physically on any product or packaging except the licensed Products or as set forth in the Trademark License Agreement. Except as contemplated by the Manufacturers Representative Agreement and the Distribution and Supply Agreement, Licensee shall not use the Delco Remy Tradenames directly or indirectly on or in connection with, or in relation to, batteries or any other product or business of the Delco Remy Division not acquired by Licensee. Licensee shall not combine the Tradenames with any other trademark or tradename without the express written authorization of GM, provided, however, that Licensee may use the Tradenames together with other tradenames, trademarks and service marks. Licensee shall not make tradename or corporate name use of the Tradenames or any confusingly similar form of, variation on, or alternative spelling of "DELCO" except as provided herein.

(e) Notwithstanding the other provisions of this Agreement, and except as contemplated by the Manufacturers Representative Agreement and the Distribution and Supply Agreement, neither Licensee nor its sublicensees, assigns, or affiliates may use the Remy Tradenames directly or indirectly on or in connection with or in relation to (i) batteries at any time after the Closing Date or (ii) for 10 years after the Closing Date for any other product manufactured by the Delco Remy Division on the Closing Date and not acquired by DRA.

4.   RIGHTS RETAINED
     ---------------


     Nothing in this License shall be construed to prevent GM from itself using, prior to an assignment pursuant to Paragraph 9 of this Agreement, "Delco Remy Division" as a tradename with regard to and in connection with batteries or any other product or business of the Delco Remy Division not acquired by Licensee as of the Closing Date except that GM will not use, and will not directly or indirectly authorize or permit any third party to use, the Tradenames or any confusingly similar form of, variation on, or alternative spelling of any Tradename.


5.   GOODWILL
     --------


     Licensee recognizes the value of the goodwill associated with the Tradenames and acknowledges that, except for assignments pursuant to Paragraph 9 of this Agreement, the Tradenames, and all rights therein and the goodwill pertaining thereto, belong exclusively to GM and that the Tradenames have acquired secondary meaning in the mind of the public in relation to GM. Notwithstanding anything to the contrary expressed in this License, Licensee shall not acquire, be deemed to have acquired and shall not claim any rights to the Tradenames other than the rights granted by GM under this License or pursuant to Paragraph 9 of this Agreement.


6.   GM'S TITLE AND PROTECTION OF GM'S RIGHTS
     ----------------------------------------


     (a)  GM's Representations. GM represents and warrants that in the
          --------------------
          Territory: (i) it is the sole and exclusive owner of all right, title and interest in and to the Tradenames for use in connection with the Businesses; (ii) it has the power to grant the rights and licenses granted to Licensee herein and has not granted such rights and licenses to any other person with regard to Products; (iii) it is not aware of any rights of any third party which would be infringed by

     Licensee's use of the Tradenames in relation to the Businesses as authorized herein.

(b)  Conduct of Licensee. Licensee agrees that it will not do or suffer to be
     -------------------
     done during the Term or any renewal period of this License any act or thing that will impair in any way the rights of GM in and to the Tradenames then licensed hereunder. GM hereby agrees to indemnify Licensee and undertakes to hold it harmless against any claims or suits to the extent that such claim or suit arises out of the exploitation and use by Licensee of the Tradenames as authorized in this License, provided that the claim or suit arises in the Territory and prompt notice is given to GM of any such claim or suit and provided, further, that GM shall have the option to undertake and conduct, at GM's expense, the defense of any suit brought and that no settlement of any such claim or suit is made without prior written consent of GM (which consent shall not be unreasonably delayed or withheld). Licensee shall participate in such defense, at its own expense, to protect its interest. GM shall keep Licensee informed of all material developments throughout the progress of any such defense, and GM shall not, without Licensee's prior approval (which approval shall not be unreasonably delayed or withheld), enter into any consent, settlement, or other agreement which materially diminishes or restricts Licensee's rights under this License or places any material restrictions or conditions upon Licensee's use of the Tradenames.

(c)  No Assignment. It is agreed that nothing contained in this License shall be
     -------------
     construed as an assignment or grant to Licensee of any right, title or interest in or to the Tradenames, it being understood that all rights relating thereto are reserved by GM, except for (i) the License to Licensee of the right to use and utilize the Tradenames only as specifically and expressly provided in this License and (ii) the assignment to Licensee of the trademarks and tradenames under the Asset Purchase Agreement and pursuant to Paragraph 9 of this Agreement.

7.   INDEMNIFICATION BY LICENSEE AND PRODUCT LIABILITY INSURANCE
     -----------------------------------------------------------


     Licensee agrees that it will obtain as of the Closing, at its own expense, Product Liability Insurance from a recognized insurance company which is qualified to do business in the State of Indiana, providing adequate protection (in the minimum amount of five million dollars ($5,000,000) per occurrence) for GM (as well as Licensee) against any product liability claims related to the Products. As proof of such insurance, a certificate of Product Liability Insurance, naming GM as an additional insured party (and setting forth the amount of insurance, the policy number, the date of expiration and including a provision requiring that GM be given thirty (30) days written notice prior to termination, reduction or modification of such insurance coverage) shall be submitted to GM by Licensee within thirty (30) days after the execution of this License. Upon modification thereof, Licensee shall furnish promptly to GM a copy of the modified certificate of Product Liability Insurance. Licensee's procurement of Product Liability Insurance or furnishing to GM a certificate therefor shall not relieve Licensee of its obligation or liabilities under this License.


8.   CONDUCT OF BUSINESS
     -------------------


     (a)  Standard of Conduct. GM acknowledges that the overall manner in which
          -------------------
          business is being conducted by its Delco Remy Division meets its high standards. So as not to impair the substantial goodwill that GM has built up and now possesses in the Tradenames it is an essential condition of this License, and Licensee hereby covenants and agrees:
          (i) that the overall manner in which the business will be conducted under this License, and any use of the Delco Remy Tradenames in connection therewith, shall meet or exceed the standard as that of the Delco Remy Division as of the Closing; (ii) that business will be conducted in all material respects in accordance with all applicable and material federal, state and local laws and regulations; and (iii) that the activities of Licensee hereunder shall not reflect adversely in any material respect upon the good name and reputation of GM.

     (b)  Advertising. Licensee shall provide GM at any time, at GM's reasonable
          -----------
          request but not more than three times per year, a representative sampling of all current or proposed tags, labels, identification plates, packaging, advertising copy, business cards, letterhead, brochures, catalogs, and marketing and promotional materials bearing the Delco Remy Tradenames not previously provided pursuant to this provision (individually or collectively, the "Material") for GM's review of the manner in which the Delco Remy Tradenames are used and depicted in a manner consistent with this Agreement. GM shall use its best efforts to respond with any objections as to content thereto in writing within fourteen (14) days and the parties will use their best efforts to resolve in good faith such objections. If GM shall fail, however, to object in writing within thirty (30) days after receipt of the Material, it shall be deemed to have consented to Licensee's use of the Material. Such consent by GM shall not constitute a waiver of Licensee's other duties under this License.


9.   RIGHT TO ACQUIRE REMY TRADENAMES
     --------------------------------


     GM will, within 30 days after Licensee's written request, transfer and assign, or cause to be transferred and assigned, to Licensee or its designee the right, title and interest to the Remy Tradenames in such country or countries as Licensee may designate, together with all assignments and other documents necessary to effect such transfer. Licensee will bear the expense of preparing and recording such documents and assignments as well as all out-of-pocket legal costs, taxes, and fees related thereto. Licensee may exercise its right to cause GM to transfer the Remy Tradenames from time to time in such countries as it chooses until it has acquired all right, title and interest to the Remy Tradenames in all countries. To the extent necessary, the parties will enter into such consent agreement as is appropriate under the laws of each such country to ensure the protection of the Remy Tradenames as to Licensee and the

     Delco Remy Tradenames as to GM. Contemporaneous with each such transfer and assignment, GM will, to the extent requested by Licensee in writing, voluntarily partially abandon, relinquish or limit any of its or its affiliates' rights to and registrations of Delco Remy Tradenames in such country or countries with respect to the Businesses. Nothing herein will limit GM's ability to use, license, or seek tradename registration of the Delco Remy Tradenames in connection with businesses of the Delco Remy Division as of the Closing Date other than the Businesses. With respect to each country in which Licensee has been assigned the Remy Tradenames, as of the effective date of any such assignment the Remy Tradenames will no longer be subject to this License in such country, the definition of the term "Tradenames" in this Agreement will exclude the Remy Tradenames as to such country, and Licensee's covenants and acknowledgements in Paragraphs 3(d) and 5 with respect to the Delco Remy Tradenames will not be interpreted to limit or restrict Licensee's use of or rights to the Remy Tradenames as to such country.


10.  TERMINATION
     -----------


     (a)  Bankruptcy. If Licensee: (i) files a voluntary petition for an order
          ----------
          for relief in bankruptcy; (ii) is adjudicated a bankrupt; (iii) has an involuntary petition in bankruptcy filed against it which remains unstayed or undismissed for sixty (60) days following the filing thereof; (iv) makes an assignment for the benefit of its creditors or pursuant to any bankruptcy law; or (v) has a liquidating receiver appointed for it or for its business, the License hereby granted shall automatically terminate without any notice being necessary.

     (b)  Breach. If either party shall commit a material breach of any of its
          ------
          obligations under this License, the non-breaching party shall have the right to terminate this License upon ninety (90) days written notice ("Notice Of Termination"), and such Notice Of Termination shall become effective unless the breaching party shall have substantially remedied the breach within the ninety (90) day period, which may be extended an additional ninety (90) days if requested in writing by the breaching party and the breaching party is working in good faith to fully remedy such breach.


11.  EFFECT OF EXPIRATION OR TERMINATION
     -----------------------------------


     Upon and after the expiration or termination of this License, the license granted to Licensee hereunder shall forthwith revert to GM, and Licensee shall execute any instruments reasonably requested by GM, at GM's expense, to accomplish or confirm the foregoing, provided, however, that such expiration or termination shall not in any way diminish, limit, revoke, or cause any reversion of, Licensee's rights to the trademarks and tradenames transferred and assigned under the Asset Purchase Agreement or pursuant to Paragraph 9 of this Agreement.


12.  REMEDIES
     --------


     (a)  No Waiver. The resort by either party to any remedies referred to
          ---------
          herein shall not be construed as a waiver of any other rights or remedies to which such party is entitled under this License or otherwise.

     (b)  Remedies Cumulative. All rights and remedies of a party hereto whether
          -------------------
          evidenced hereby or arising as a result of any other contract, agreement, instrument or law shall be cumulative and may be exercised singularly or concurrently.


13.  NOTICES
     -------


     All communications, notices and exchanges of information contemplated herein, or required or permitted to be given under this License, must be in writing and will be deemed effective when delivered in person or on the third business day after the day on which such notice is mailed by the highest class of regular mail to the following addresses:

     If to GM:          AC Delco Systems Division
                        4800 S. Saginaw Street
                        Flint, Michigan 48501
                        Attention: Finance Director
                        Fax: (810) 257-5526

     with a copy to:    General Motors Corporation
                        Office of General Counsel
                        3031 West Grand Boulevard
                        P. O. Box 33122
                        Detroit, Michigan 48232-5122
                        Attention: Trademark Counsel

     If to Licensee:    Delco Remy America, Inc.
                        2405 Columbus Avenue
                        Anderson, Indiana 46018
                        Attention: Chief Financial Officer
                        Fax: (317) 646-3531

                        DR International, Inc.
                        275 Rex Boulevard
                        Auburn Hills, Michigan 48326
                        Attention:  Harold K. Sperlich
                        Fax: (810) 852-7286

     with a copy to:    Dechert Price & Rhoads
                        4000 Bell Atlantic Tower
                        1717 Arch Street
                        Philadelphia, Pennsylvania 19103
                        Attention: G. Daniel O'Donnell, Esquire
                        Fax: (215) 994-2222


14.  RELATIONSHIP BETWEEN GM AND LICENSEE
     ------------------------------------


     Nothing in this License shall be construed to place the parties in a relationship whereby either shall be considered to be the agent of the other for any purpose whatsoever. Neither party is authorized to bind the other party or to enter into any contract or assume any obligation for the other. Any such unauthorized act will be null and void as to the party for which such obligations were assumed. Nothing in this License shall be construed to establish a relationship of partners or joint venturers between GM and Licensee. Each party is individually responsible only for its own obligations, duties and promises as set out in this License.


15.  ASSIGNMENT OR SUBLICENSE
     ------------------------


     With the exception of the license of the Remy Tradenames and Licensee's rights under Paragraph 9, this License and each part hereof and all rights and duties hereunder are personal to Licensee and shall not, without the prior written consent of GM, be assigned, mortgaged, sublicensed or otherwise encumbered by Licensee or by operation of law. Notwithstanding the foregoing, GM may assign this License without first obtaining Licensee's written consent to any wholly owned subsidiary company of GM.


16.  NO WAIVER, ENTIRE AGREEMENT
     ---------------------------


     None of the terms of this License can be waived or modified except by an express agreement in writing signed by all of the parties. There are no representations, promises, warranties, covenants or undertakings other than those contained in this License and Exhibits hereto, or the Asset Purchase Agreement, which represent the entire understanding of the parties hereto relating to the subject matter thereof. The failure of either party hereto to enforce, or the delay by either party in enforcing, any of its rights under this License shall not be deemed a continuing waiver or a modification thereof, and either party may, within the time provided by applicable law, commence appropriate legal proceedings to enforce any or all of such rights. No person, firm, group or corporation other than Licensee and GM shall be deemed to have acquired any rights by reason of anything contained in this License.

17.  MISCELLANEOUS
     -------------


     (a)  Controlling Law. This License shall be considered as having been
          ---------------
          entered into in the State of New York, without giving effect to the principles of conflict of laws, and shall be construed and interpreted in accordance with the laws of that State.

     (b)  Service of Process. Service of process shall be effective if mailed
          ------------------
          pursuant to Paragraph 13 hereof.

     (c)  Singular Shall Include Plural. Whenever required by the context, the
          -----------------------------
          singular shall include the plural, and the plural the singular, and the masculine shall include the feminine and neuter.

     (d)  Severability. The provisions of this License shall be severable, and
          ------------
          if any provision of this License shall be held or declared to be illegal, invalid, or unenforceable in any jurisdiction, such illegality, invalidity or unenforceability shall not affect any other provision hereof or the interpretation and effect of this License as to any other jurisdiction, and the remainder of this License, disregarding such illegal, invalid or unenforceable provision shall continue in full force and effect as though such illegal, invalid, or unenforceable provision had not been contained herein.

     (e)  Headings. Headings or titles to Paragraphs or subparagraphs in this
          --------
          License are for the convenience of reference only and shall not affect the meaning or interpretation of this License or any part hereof.

     (f)  No Modifications. This License may not be released, discharged,
          ----------------
          abandoned, changed or modified in any manner except in an instrument signed by each of the parties hereto.

     (g)  No Strict Construction. The language used in this License shall be
          ----------------------
          deemed to be language chosen by all parties hereto to express their mutual intent, and no rule of strict construction against either party shall apply to any term or condition of this License.

           (h)   Signature Representation.  Each person who signs the License on
                 ------------------------
                 behalf of a party hereto represents and warrants that he has the proper authority to execute this License of such party's behalf.


IN WITNESS WHEREOF, GM and DRA have caused this Agreement to be executed by their duly authorized representatives on the day and year first written above.



DRA, INC.                                 DELCO REMY DIVISION
                                          GENERAL MOTORS CORPORATION



BY: /s/ James R. Gerrity                  BY: /s/ Charles A. Cotten
   ------------------------------            --------------------------------


NAME: James R. Gerrity                    NAME: Charles A. Cotten
     ----------------------------              ------------------------------


TITLE: Executive V.P.                     TITLE: Attorney in fact
      ---------------------------               -----------------------------


DR INTERNATIONAL, INC.



BY: /s/ James R. Gerrity
   ------------------------------

NAME: James R. Gerrity
     ----------------------------

TITLE: Executive V.P.
      ---------------------------

                                   EXHIBIT A
                                   ---------


                            DELCO REMY AMERICA LOGO
                            -----------------------




                       [LOGO OF DELCO REMY APPEARS HERE]







                          Tradename License Agreement
                                   Exhibit A